PARTIAL RELEASE OF TRADEMARKS


     This Partial Release of Trademarks dated as of March 2, 1998 (this "Release") is made by Foothill Capital Corporation, acting in its capacity as secured party (in such capacity, the "Secured Party"), in favor of Intergraph Corporation (the "Debtor").


                           WITNESSETH


     WHEREAS, pursuant to a Trademark Security Agreement recorded in the records of the United States Patent and Trademark Office on January 21, 1997 beginning at Reel 1527, Frame 0558 from the Debtor in favor of Secured Party, the Debtor granted to Secured Party, among other things, a continuing security interest in certain Trademarks set forth on Schedule 1 hereto (the "Subject Trademarks");

      WHEREAS, the Secured Party wishes to release all of its interest in the Subject Trademarks in the records of the United
States Patent and Trademark Office;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Secured Party does hereby release, without recourse, representation or warranty, its security interest in, to or under all of the Subject Trademarks, together with the goodwill of the business symbolized thereby, and any right, title and interest of the Secured Party in, to and under the Subject Trademarks shall hereby cease and become void.

      Secured Party shall execute any further documents as may be reasonably requested by Debtor in order to fully effectuate the release of its security interest in the Subject Trademarks.

      This Release shall be governed in all respects by the laws of the State of California, without giving effect to the conflict of laws rules thereof.

      IN  WITNESS  WHEREOF,  the Secured Party  has  caused  this
Release to be duly executed and delivered by its officer thereunto duly authorized as of March 2, 1998.


INTERGRAPH CORPORATION             FOOTHILL CAPITAL CORPORATION
as Debtor                          as Secured Party


By: /S/ John W. Wilhoite           By: /s/ Victor D. Barwig
    ------------------------           ------------------------
     Name: John W. Wilhoite             Name: Victor D. Barwig
          ------------------                 ------------------
     Title: Vice President              Title: Vice President
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